Exhibit 99.1

CONTACT: Rob Seelig (603) 640-2212

WHITE MOUNTAINS REPORTS FOURTH QUARTER RESULTS

HAMILTON, Bermuda (February 7, 2024) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported book value per share of $1,656 and adjusted book value per share of $1,704 as of December 31, 2023. Book value per share and adjusted book value per share both increased 7% in the fourth quarter of 2023 and 14% in the year ended December 31, 2023, including dividends.

Manning Rountree, CEO, commented, “We had a strong fourth quarter to cap off a good year. ABVPS was up 7% in the quarter and 14% for the full year. In the quarter, we had good results from our operating companies and excellent returns in our investment portfolio. BAM produced $48 million of gross written premiums and member surplus contributions in the quarter. Ark produced good underwriting results in both the quarter and the full year, while growing full-year gross written premiums by 31%. Kudu grew the fair value of its continuing portfolio and closed two new deployments in the quarter. Our investment portfolio was up 6% in the quarter and 11% for the year. The value of our MediaAlpha position grew $66 million in the quarter and $27 million for the year. We redeployed $130 million into Outrigger Re for the coming year and closed on our acquisition of Bamboo in early January. Undeployed capital stands at roughly $500 million.”

Comprehensive income attributable to common shareholders was $288 million and $511 million in the fourth quarter and year ended December 31, 2023 compared to $40 million and $788 million in the fourth quarter and year ended December 31, 2022. Results in the fourth quarter and year ended December 31, 2023 included $66 million and $27 million of unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha compared to $20 million and $(93) million in the fourth quarter and year ended December 31, 2022. Results in the year ended December 31, 2022 also included the net gain from the sale of NSM of $876 million.

On December 27, 2023, Bermuda enacted a 15% corporate income tax that will generally become effective on January 1, 2025. White Mountains expects to meet the requirements to be exempt from the Bermuda corporate income tax and the Pillar Two worldwide minimum tax until January 1, 2030. The Bermuda legislation also provides for an economic transition adjustment that will reduce future years’ taxable income. Under U.S. GAAP, this economic transition adjustment was required to be recognized in 2023 and led to the recording of a deferred tax asset as of December 31, 2023. Accordingly, White Mountains’s results in the fourth quarter and year ended December 31, 2023 included a net deferred tax benefit of $68 million related to the economic transition adjustment, of which $51 million was recorded at Ark and $17 million was recorded at HG Global. This tax benefit increased both book value per share and adjusted book value per share by approximately $14, net of noncontrolling interest and the impact on the fair value of Ark’s contingent consideration.

HG Global/BAM

BAM’s gross written premiums and member surplus contributions (MSC) collected were $48 million and $131 million in the fourth quarter and year ended December 31, 2023 compared to $38 million and $147 million in the fourth quarter and year ended December 31, 2022. BAM insured municipal bonds with par value of $5.1 billion and $15.6 billion in the fourth quarter and year ended December 31, 2023 compared to $2.6 billion and $16.0 billion in the fourth quarter and year ended December 31, 2022. Total pricing was 93 and 84 basis points in the fourth quarter and year ended December 31, 2023 compared to 148 and 91 basis points in the fourth quarter and year ended December 31, 2022. BAM’s total claims paying resources were $1,501 million as of December 31, 2023 compared to $1,474 million as of September 30, 2023 and $1,423 million as of December 31, 2022.

Seán McCarthy, CEO of BAM, said, “BAM recorded its strongest quarter of the year for par insured, total premiums, and pricing. Total claims-paying resources exceeded $1.5 billion for the first time. New issuance of municipal bonds increased as interest rates declined from recent highs. Investor demand for insured bonds remained robust, with insured penetration in the primary market reaching a new post-Great Recession high.”

HG Global reported pre-tax income (loss) of $34 million and $56 million in the fourth quarter and year ended December 31, 2023 compared to $12 million and $(23) million in the fourth quarter and year ended December 31, 2022. HG Global’s results included net realized and unrealized investment gains (losses) of $25 million and $14 million in the fourth quarter and year ended December 31, 2023 compared to $5 million and $(53) million in the fourth quarter and year ended December 31, 2022, driven by the movement of interest rates.

White Mountains reported pre-tax loss related to BAM of $0.4 million and $58 million in the fourth quarter and year ended December 31, 2023 compared to $14 million and $112 million in the fourth quarter and year ended December 31, 2022. BAM’s results included net realized and unrealized investment gains (losses) of $19 million and $13 million in the fourth quarter and year ended December 31, 2023 compared to $3 million and $(53) million in the fourth quarter and year ended December 31, 2022, driven by the movement of interest rates.

BAM is a mutual insurance company that is owned by its members. BAM’s results are consolidated into White Mountains’s GAAP financial statements and attributed to noncontrolling interests.

Ark/WM Outrigger

The Ark/WM Outrigger segment’s combined ratio was 69% and 80% in the fourth quarter and year ended December 31, 2023. Ark/WM Outrigger reported gross written premiums of $232 million and $1,898 million, net written premiums of $215 million and $1,521 million and net earned premiums of $362 million and $1,410 million in the fourth quarter and year ended December 31, 2023. Ark/WM Outrigger reported pre-tax income of $125 million and $318 million in the fourth quarter and year ended December 31, 2023.

Ark’s combined ratio was 70% and 82% in the fourth quarter and year ended December 31, 2023 compared to 59% and 82% in the fourth quarter and year ended December 31, 2022. Ark’s combined ratio in the year ended December 31, 2023 included two points of catastrophe losses, which included losses from Hurricane Idalia, the Maui wildfires, Hurricane Otis and various smaller events, compared to 13 points of catastrophe losses in the year ended December 31, 2022, driven primarily by losses from Hurricane Ian and the conflict in Ukraine. Ark’s combined ratio in the fourth quarter and year ended December 31, 2023 both included two points of net unfavorable prior year development compared to 11 points and six points of net favorable prior year development in the fourth quarter and year ended December 31, 2022. Net unfavorable development for the year ended December 31, 2023 was driven primarily by Winter Storm Elliott, Hurricane Ian and three large claims in the property and marine & energy lines of business.

Ark reported gross written premiums of $232 million and $1,898 million, net written premiums of $213 million and $1,411 million and net earned premiums of $334 million and $1,305 million in the fourth quarter and year ended December 31, 2023 compared to gross written premiums of $200 million and $1,452 million, net written premiums of $189 million and $1,195 million and net earned premiums of $286 million and $1,043 million in the fourth quarter and year ended December 31, 2022.

Ark reported pre-tax income of $109 million and $249 million in the fourth quarter and year ended December 31, 2023 compared to $116 million and $95 million in the fourth quarter and year ended December 31, 2022. Ark’s results included net realized and unrealized investment gains (losses) of $50 million and $86 million in the fourth quarter and year ended December 31, 2023 compared to $21 million and $(55) million in the fourth quarter and year ended December 31, 2022.

Ian Beaton, CEO of Ark, said, “Ark had a good quarter and full year, producing combined ratios of 70% and 82%, respectively. Premiums grew 31% year over year, including risk adjusted rate change of 15%. Growth was particularly strong in the property line of business, aided by the rate environment and capacity from Outrigger Re. In December, AM Best affirmed Ark’s ‘A/stable’ rating. We look forward to continued profitable growth in the business in 2024.”

WM Outrigger Re’s combined ratio was 55% and 44% in the fourth quarter and year ended December 31, 2023. WM Outrigger Re reported gross and net written premiums of $2 million and $110 million and net earned premiums of $29 million and $104 million in the fourth quarter and year ended December 31, 2023. WM Outrigger Re reported pre-tax income of $16 million and $69 million in the fourth quarter and year ended December 31, 2023.

Kudu

Kudu reported total revenues of $88 million, pre-tax income of $75 million and adjusted EBITDA of $22 million in the fourth quarter of 2023 compared to total revenues of $32 million, pre-tax income of $23 million and adjusted EBITDA of $9 million in the fourth quarter of 2022. Total revenues, pre-tax income and adjusted EBITDA included $27 million of net investment income in the fourth quarter of 2023 compared to $13 million in the fourth quarter of 2022. Total revenues and pre-tax income also included $61 million of net realized and unrealized investment gains in the fourth quarter of 2023 compared to $18 million in the fourth quarter of 2022.

Kudu reported total revenues of $177 million, pre-tax income of $137 million and adjusted EBITDA of $57 million in the year ended December 31, 2023 compared to total revenues of $119 million, pre-tax income of $89 million and adjusted EBITDA of $42 million in the year ended December 31, 2022. Total revenues, pre-tax income and adjusted EBITDA included $71 million of net investment income in the year ended December 31, 2023 compared to $54 million in the year ended December 31, 2022. Total revenues and pre-tax income also included $106 million of net realized and unrealized investment gains in the year ended December 31, 2023 compared to $64 million in the year ended December 31, 2022.

Rob Jakacki, CEO of Kudu, said, “Kudu had a strong quarter, growing the fair value of our continuing portfolio by 8% and closing our investment in Sage Advisory Services, an Austin-based independent asset manager. Kudu had a good full year, growing our business and improving our key financial metrics. We increased net investment income to $71 million, up 31% year over year, and adjusted EBITDA to $57 million, up 35% year-over-year. Our portfolio is performing well, and our pipeline of new deployment opportunities remains robust.”

MediaAlpha

As of December 31, 2023, White Mountains owned 22.9 million shares of MediaAlpha, representing a 35% basic ownership interest (33% on a fully-diluted/fully-converted basis). As of December 31, 2023, MediaAlpha’s closing price was $11.15 per share, which increased from $8.26 per share as of September 30, 2023. The carrying value of White Mountains’s investment in MediaAlpha was $255 million as of December 31, 2023, which increased from $189 million as of September 30, 2023. At our current level of ownership, each $1.00 per share increase or decrease in the share price of MediaAlpha will result in an approximate $9.00 per share increase or decrease in White Mountains’s book value per share and adjusted book value per share. We encourage you to read MediaAlpha’s fourth quarter earnings release and related shareholder letter scheduled for February 20, 2024, which will be available on MediaAlpha’s investor relations website at www.investors.mediaalpha.com.

Other Operations

White Mountains’s Other Operations reported pre-tax income (loss) of $94 million and $113 million in the fourth quarter and year ended December 31, 2023 compared to $(8) million and $(198) million in the fourth quarter and year ended December 31, 2022. Unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha were $66 million and $27 million in the fourth quarter and year ended December 31, 2023 compared to $20 million and $(93) million in the fourth quarter and year ended December 31, 2022. Excluding MediaAlpha, net realized and unrealized investment gains (losses) were $63 million and $189 million in the fourth quarter and year ended December 31, 2023 compared to $(4) million and $(2) million in the fourth quarter and year ended December 31, 2022. Net investment income was $8 million and $30 million in the fourth quarter and year ended December 31, 2023 compared to $19 million and $32 million in the fourth quarter and year ended December 31, 2022. White Mountains’s Other Operations reported general and administrative expenses of $52 million and $182 million in the fourth quarter and year ended December 31, 2023 compared to $52 million and $174 million in the fourth quarter and year ended December 31, 2022.

Share Repurchases

White Mountains did not repurchase any of its common shares in the fourth quarter of 2023. In the year ended December 31, 2023, White Mountains repurchased and retired 24,165 of its common shares for $33 million at an average share price of $1,354.88, or 80% of White Mountains’s adjusted book value per share as of December 31, 2023.

In the fourth quarter of 2022, White Mountains repurchased and retired 4,076 of its common shares for $5 million at an average share price of $1,298.11, or 87% of White Mountains’s adjusted book value per share as of December 31, 2022. In the year ended December 31, 2022, White Mountains repurchased and retired 461,256 of its common shares for $616 million at an average share price of $1,335.11, or 89% of White Mountains’s adjusted book value per share as of December 31, 2022.

Investments

The total consolidated portfolio return was 5.8% in the fourth quarter of 2023. Excluding MediaAlpha, the total consolidated portfolio return was 4.8% in the fourth quarter of 2023. The total consolidated portfolio return was 2.1% in the fourth quarter of 2022. Excluding MediaAlpha, the total consolidated portfolio return was 1.7% in the fourth quarter of 2022.

The total consolidated portfolio return, both including and excluding MediaAlpha, was 11.4% for the year ended December 31, 2023. The total consolidated portfolio return was -1.6% for the year ended December 31, 2022. Excluding MediaAlpha, the total consolidated portfolio return was 0.3% for the year ended December 31, 2022.

Mark Plourde, President of White Mountains Advisors, said, “Excluding MediaAlpha, the total portfolio returned 4.8% in the quarter and 11.4% for the year. Absolute results were strong across our fixed income and equity portfolios in both periods. The fixed income portfolio returned 3.2% for the quarter and 5.8% for the year, compared to the BBIA Index returns of 5.5% and 5.2%. The equity portfolio, excluding MediaAlpha, returned 7.1% in the quarter and 19.0% for the year, compared to the S&P 500 Index returns of 11.7% and 26.3%.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange under the symbol WTM and the Bermuda Stock Exchange under the symbol WTM.BH. Additional financial information and other items of interest are available at the Company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-K on or before February 29, 2024 with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	December 31, 2023	September 30, 2023	December 31, 2022
Assets
Financial Guarantee (HG Global/BAM)
Fixed maturity investments	$1,012.3	$932.2	$909.9
Short-term investments	70.6	80.1	65.9
Total investments	1,082.9	1,012.3	975.8
Cash	6.7	4.9	18.2
Insurance premiums receivable	5.5	5.5	6.6
Deferred acquisition costs	40.1	38.5	36.0
Other assets	36.8	22.2	21.9
Total Financial Guarantee assets	1,172.0	1,083.4	1,058.5
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Fixed maturity investments	866.8	775.0	772.8
Common equity securities	400.6	384.9	334.6
Short-term investments	962.8	850.0	484.6
Other long-term investments	440.9	416.6	373.6
Total investments	2,671.1	2,426.5	1,965.6
Cash	90.5	129.6	101.5
Reinsurance recoverables	442.0	538.4	595.3
Insurance premiums receivable	612.2	781.6	544.1
Deferred acquisition costs	145.3	178.7	127.2
Goodwill and other intangible assets	292.5	292.5	292.5
Other assets	125.0	66.9	65.2
Total P&C Insurance and Reinsurance assets	4,378.6	4,414.2	3,691.4
Asset Management (Kudu)
Short-term investments	29.3	17.3	—
Other long-term investments	896.3	780.7	695.9
Total investments	925.6	798.0	695.9
Cash	1.4	5.4	101.4
Accrued investment income	17.6	15.8	12.4
Goodwill and other intangible assets	8.3	8.4	8.6
Other assets	6.5	8.3	7.6
Total Asset Management assets	959.4	835.9	825.9
Other Operations
Fixed maturity investments	230.2	270.7	238.2
Common equity securities	137.8	252.1	333.8
Investment in MediaAlpha	254.9	188.8	168.6
Short-term investments	425.2	215.5	373.6
Other long-term investments	661.0	698.5	418.5
Total investments	1,709.1	1,625.6	1,532.7
Cash	23.8	22.9	33.9
Goodwill and other intangible assets	69.8	71.2	91.3
Other assets	73.2	89.6	155.6
Total Other Operations assets	1,875.9	1,809.3	1,813.5
Total assets	$8,385.9	$8,142.8	$7,389.3

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
(millions)
(Unaudited)

	December 31, 2023	September 30, 2023	December 31, 2022
Liabilities
Financial Guarantee (HG Global/BAM)
Unearned insurance premiums	$325.8	$312.3	$298.3
Debt	146.9	146.8	146.5
Accrued incentive compensation	27.2	19.9	28.0
Other liabilities	31.8	40.0	29.0
Total Financial Guarantee liabilities	531.7	519.0	501.8
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Loss and loss adjustment expense reserves	1,605.1	1,571.8	1,296.5
Unearned insurance premiums	743.6	984.6	623.2
Debt	185.5	184.6	183.7
Reinsurance payable	81.1	146.3	251.1
Contingent consideration	94.0	62.1	45.3
Other liabilities	166.8	132.0	122.3
Total P&C Insurance and Reinsurance liabilities	2,876.1	3,081.4	2,522.1
Asset Management (Kudu)
Debt	203.8	203.7	208.3
Other liabilities	71.6	53.6	65.0
Total Asset Management liabilities	275.4	257.3	273.3
Other Operations
Debt	28.4	29.6	36.7
Accrued incentive compensation	87.7	64.0	86.1
Other liabilities	25.0	27.3	34.3
Total Other Operations liabilities	141.1	120.9	157.1
Total liabilities	3,824.3	3,978.6	3,454.3

Equity
White Mountains’s common shareholder’s equity
White Mountains’s common shares and paid-in surplus	551.3	547.5	538.6
Retained earnings	3,690.8	3,404.3	3,211.8
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains (losses) from foreign currency translation and interest rate swap	(1.6)	(2.7)	(3.5)
Total White Mountains’s common shareholders’ equity	4,240.5	3,949.1	3,746.9
Noncontrolling interests	321.1	215.1	188.1
Total equity	4,561.6	4,164.2	3,935.0
Total liabilities and equity	$8,385.9	$8,142.8	$7,389.3

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	December 31, 2023	September 30, 2023	December 31, 2022	September 30, 2022
Book value per share numerators (in millions):
White Mountains’s common shareholders’ equity - GAAP book value per share numerator	$4,240.5	$3,949.1	$3,746.9	$3,708.0
HG Global’s unearned premium reserve (1)	265.4	254.2	242.1	232.2
HG Global’s net deferred acquisition costs (1)	(76.5)	(73.1)	(69.0)	(65.9)
Time value of money discount on expected future payments on the BAM surplus notes (1)	(87.9)	(90.2)	(95.1)	(110.8)
Adjusted book value per share numerator	$4,341.5	$4,040.0	$3,824.9	$3,763.5
Book value per share denominators (in thousands of shares):
Common shares outstanding - GAAP book value per share denominator	2,560.5	2,560.5	2,572.1	2,576.2
Unearned restricted common shares	(12.4)	(15.7)	(14.1)	(17.5)
Adjusted book value per share denominator	2,548.1	2,544.8	2,558.0	2,558.7
GAAP book value per share	$1,656.14	$1,542.36	$1,456.74	$1,439.31
Adjusted book value per share	$1,703.82	$1,587.59	$1,495.28	$1,470.84
(1) Amount reflects White Mountains's preferred share ownership in HG Global of 96.9%.

	December 31, 2023	September 30, 2023	December 31, 2022	September 30, 2022
Quarter-to-date change in GAAP book value per share, including dividends:	7.4%	0.7%	1.2%	27.5%
Quarter-to-date change in adjusted book value per share, including dividends:	7.3%	0.7%	1.7%	27.7%
Year-to-date change in GAAP book value per share, including dividends:	13.8%	5.9%	24.0%	22.5%
Year-to-date change in adjusted book value per share, including dividends:	14.0%	6.2%	25.7%	23.6%
Year-to-date dividends per share	$1.00	$1.00	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(millions)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenues:
Financial Guarantee (HG Global/BAM)
Earned insurance premiums	$7.9	$7.3	$31.2	$33.3
Net investment income	8.8	6.4	31.7	21.5
Net realized and unrealized investment gains (losses)	43.6	8.2	26.6	(105.8)
Other revenues	.9	.9	2.9	4.6
Total Financial Guarantee revenues	61.2	22.8	92.4	(46.4)
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Earned insurance premiums	362.4	285.6	1,409.7	1,043.4
Net investment income	20.2	6.6	61.4	16.3
Net realized and unrealized investment gains (losses)	50.0	21.3	85.9	(55.2)
Other revenues	1.9	(5.1)	.8	5.0
Total P&C Insurance and Reinsurance revenues	434.5	308.4	1,557.8	1,009.5
Asset Management (Kudu)
Net investment income	27.0	13.2	71.0	54.4
Net realized and unrealized investment gains (losses)	60.7	18.3	106.1	64.1
Total Asset Management revenues	87.7	31.5	177.1	118.5
Other Operations
Net investment income	8.1	18.6	30.1	32.2
Net realized and unrealized investment gains (losses)	62.7	(4.4)	188.5	(1.6)
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	66.0	20.3	27.1	(93.0)
Commission revenues	3.2	2.8	13.2	11.5
Other revenues	13.4	37.6	80.5	127.2
Total Other Operations revenues	153.4	74.9	339.4	76.3
Total revenues	$736.8	$437.6	$2,166.7	$1,157.9

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Expenses:
Financial Guarantee (HG Global/BAM)
Acquisition expenses	$2.3	$1.7	$8.6	$11.2
General and administrative expenses	19.2	19.6	68.9	69.1
Interest expense	5.7	2.9	16.5	8.3
Total Financial Guarantee expenses	27.2	24.2	94.0	88.6
P&C Insurance and Reinsurance (Ark/WM Outrigger)
Loss and loss adjustment expenses	145.7	80.2	726.8	536.4
Acquisition expenses	70.0	64.5	281.5	239.4
General and administrative expenses	56.5	31.3	162.0	106.2
Change in fair value of contingent consideration	31.9	12.4	48.7	17.3
Interest expense	5.6	4.5	21.3	15.1
Total P&C Insurance and Reinsurance expenses	309.7	192.9	1,240.3	914.4
Asset Management (Kudu)
General and administrative expenses	7.1	4.3	19.4	14.7
Interest expense	5.7	4.7	21.2	15.0
Total Asset Management expenses	12.8	9.0	40.6	29.7
Other Operations
Cost of sales	6.9	29.8	40.4	98.6
General and administrative expenses	51.6	52.0	182.3	174.1
Interest expense	.8	.7	3.7	1.9
Total Other Operations expenses	59.3	82.5	226.4	274.6
Total expenses	409.0	308.6	1,601.3	1,307.3
Pre-tax income (loss) from continuing operations	327.8	129.0	565.4	(149.4)
Income tax (expense) benefit	34.9	(67.5)	15.5	(41.4)
Net income (loss) from continuing operations	362.7	61.5	580.9	(190.8)
Net income (loss) from discontinued operations, net of tax - NSM Group	—	—	—	16.4
Net gain (loss) from sale of discontinued operations, net of tax - NSM Group	—	—	—	886.8
Net income (loss)	362.7	61.5	580.9	712.4
Net (income) loss attributable to noncontrolling interests	(76.2)	(21.1)	(71.7)	80.4
Net income (loss) attributable to White Mountains’s common shareholders	$286.5	$40.4	$509.2	$792.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(millions)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Net income (loss) attributable to White Mountains’s common shareholders	$286.5	$40.4	$509.2	$792.8
Other comprehensive income (loss), net of tax	1.5	(.8)	2.4	(3.8)
Other comprehensive income (loss) from discontinued operations, net of tax - NSM Group	—	—	—	(5.2)
Net gain (loss) from foreign currency translation from sale of discontinued operations, net of tax - NSM Group	—	—	—	2.9
Comprehensive income (loss)	288.0	39.6	511.6	786.7
Other comprehensive (income) loss attributable to noncontrolling interests	(.4)	.5	(.5)	.9
Comprehensive income (loss) attributable to White Mountains’s common shareholders	$287.6	$40.1	$511.1	$787.6

WHITE MOUNTAINS INSURANCE GROUP, LTD.
EARNINGS PER SHARE
(Unaudited)

Earnings (loss) per share attributable to White Mountains’s common shareholders	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Basic earnings (loss) per share
Continuing operations	$111.87	$15.69	$198.60	$(38.34)
Discontinued operations	—	—	—	315.30
Total consolidated operations	$111.87	$15.69	$198.60	$276.96

Diluted earnings (loss) per share
Continuing operations	$111.87	$15.69	$198.60	$(38.34)
Discontinued operations	—	—	—	315.30
Total consolidated operations	$111.87	$15.69	$198.60	$276.96
Dividends declared per White Mountains’s common share	$—	$—	$1.00	$1.00

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended December 31, 2023	HG Global/BAM		Ark/WM Outrigger
	HG Global	BAM	Ark	WM Outrigger Re	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$6.6	$1.3	$333.5	$28.9	$—	$—	$370.3
Net investment income	4.7	4.1	16.9	3.3	27.0	8.1	64.1
Net investment income (expense) - BAM surplus note interest	6.5	(6.5)	—	—	—	—	—
Net realized and unrealized investment gains (losses)	25.0	18.6	50.0	—	60.7	62.7	217.0
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	66.0	66.0
Commission revenues	—	—	—	—	—	3.2	3.2
Other revenues	—	.9	1.9	—	—	13.4	16.2

Total revenues	42.8	18.4	402.3	32.2	87.7	153.4	736.8
Expenses:
Loss and loss adjustment expenses	—	—	138.0	7.7	—	—	145.7
Acquisition expenses	1.8	.5	61.7	8.3	—	—	72.3
Cost of sales	—	—	—	—	—	6.9	6.9
General and administrative expenses	.9	18.3	56.4	.1	7.1	51.6	134.4
Change in fair value of contingent consideration	—	—	31.9	—	—	—	31.9
Interest expense	5.7	—	5.6	—	5.7	.8	17.8
Total expenses	8.4	18.8	293.6	16.1	12.8	59.3	409.0

Pre-tax income (loss)	$34.4	$(.4)	$108.7	$16.1	$74.9	$94.1	$327.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Three Months Ended December 31, 2022	HG Global/BAM		Ark/WM Outrigger
	HG Global	BAM	Ark	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$6.0	$1.3	$285.6	$—	$—	$292.9
Net investment income	3.2	3.2	6.6	13.2	18.6	44.8
Net investment income (expense) - BAM surplus note interest	2.9	(2.9)	—	—	—	—
Net realized and unrealized investment gains (losses)	5.3	2.9	21.3	18.3	(4.4)	43.4
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	20.3	20.3
Commission revenues	—	—	—	—	2.8	2.8
Other revenues	.2	.7	(5.1)	—	37.6	33.4

Total revenues	17.6	5.2	308.4	31.5	74.9	437.6
Expenses:
Loss and loss adjustment expenses	—	—	80.2	—	—	80.2
Acquisition expenses	1.7	—	64.5	—	—	66.2
Cost of sales	—	—	—	—	29.8	29.8
General and administrative expenses	.7	18.9	31.3	4.3	52.0	107.2
Change in fair value of contingent consideration	—	—	12.4	—	—	12.4
Interest expense	2.9	—	4.5	4.7	.7	12.8

Total expenses	5.3	18.9	192.9	9.0	82.5	308.6

Pre-tax income (loss)	$12.3	$(13.7)	$115.5	$22.5	$(7.6)	$129.0

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Year Ended December 31, 2023	HG Global/BAM		Ark/WM Outrigger
	HG Global	BAM	Ark	WM Outrigger Re	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$26.0	$5.2	$1,305.4	$104.3	$—	$—	$1,440.9
Net investment income	17.1	14.6	50.4	11.0	71.0	30.1	194.2
Net investment income (expense) - BAM surplus note interest	26.2	(26.2)	—	—	—	—	—
Net realized and unrealized investment gains (losses)	13.6	13.0	85.9	—	106.1	188.5	407.1
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	—	27.1	27.1
Commission revenues	—	—	—	—	—	13.2	13.2
Other revenues	—	2.9	.8	—	—	80.5	84.2

Total revenues	82.9	9.5	1,442.5	115.3	177.1	339.4	2,166.7
Expenses:
Loss and loss adjustment expenses	—	—	711.2	15.6	—	—	726.8
Acquisition expenses	7.4	1.2	251.0	30.5	—	—	290.1
Cost of sales	—	—	—	—	—	40.4	40.4
General and administrative expenses	2.8	66.1	161.7	.3	19.4	182.3	432.6
Change in fair value of contingent consideration	—	—	48.7	—	—	—	48.7
Interest expense	16.5	—	21.3	—	21.2	3.7	62.7
Total expenses	26.7	67.3	1,193.9	46.4	40.6	226.4	1,601.3

Pre-tax income (loss)	$56.2	$(57.8)	$248.6	$68.9	$136.5	$113.0	$565.4

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS) (CONTINUED)
(millions)
(Unaudited)

For the Year Ended December 31, 2022	HG Global/BAM		Ark/WM Outrigger
	HG Global	BAM	Ark	Kudu	Other Operations	Total
Revenues:
Earned insurance premiums	$27.5	$5.8	$1,043.4	$—	$—	$1,076.7
Net investment income	10.3	11.2	16.3	54.4	32.2	124.4
Net investment income (expense) - BAM surplus note interest	11.7	(11.7)	—	—	—	—
Net realized and unrealized investment gains (losses)	(52.5)	(53.3)	(55.2)	64.1	(1.6)	(98.5)
Net realized and unrealized investment gains (losses) from investment in MediaAlpha	—	—	—	—	(93.0)	(93.0)
Commission revenues	—	—	—	—	11.5	11.5
Other revenues	.5	4.1	5.0	—	127.2	136.8

Total revenues	(2.5)	(43.9)	1,009.5	118.5	76.3	1,157.9
Expenses:
Loss and loss adjustment expenses	—	—	536.4	—	—	536.4
Acquisition expenses	9.3	1.9	239.4	—	—	250.6
Cost of sales	—	—	—	—	98.6	98.6
General and administrative expenses	2.8	66.3	106.2	14.7	174.1	364.1
Change in fair value of contingent consideration	—	—	17.3	—	—	17.3
Interest expense	8.3	—	15.1	15.0	1.9	40.3
Total expenses	20.4	68.2	914.4	29.7	274.6	1,307.3

Pre-tax income (loss)	$(22.9)	$(112.1)	$95.1	$88.8	$(198.3)	$(149.4)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
($ in millions)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
BAM	2023	2022	2023	2022
Gross par value of primary market policies issued	$4,229.1	$2,021.9	$12,964.6	$12,169.7
Gross par value of secondary market policies issued	912.5	554.8	2,659.4	3,824.2
Gross par value of assumed reinsurance	—	—	—	42.5
Total gross par value of market policies issued	$5,141.6	$2,576.7	$15,624.0	$16,036.4
Gross written premiums	$21.3	$18.9	$58.6	$65.1
MSC collected	26.4	19.1	72.8	81.4
Total gross written premiums and MSC collected	$47.7	$38.0	$131.4	$146.5
Total pricing	93 bps	148 bps	84 bps	91 bps

	As of December 31, 2023	As of September 30, 2023	As of December 31, 2022
Policyholders’ surplus	$269.3	$285.8	$283.4
Contingency reserve	136.2	131.5	118.2
Qualified statutory capital	405.5	417.3	401.6
Statutory net unearned premiums	60.7	58.3	55.3
Present value of future installment premiums and MSC	10.9	10.9	13.3
HG Re, Ltd collateral trusts at statutory value	623.5	587.5	553.1
Fidus Re, Ltd collateral trust at statutory value	400.0	400.0	400.0
Claims paying resources	$1,500.6	$1,474.0	$1,423.3

	Three Months Ended December 31,		Year Ended December 31,
HG Global	2023	2022	2023	2022
Net written premiums	$18.2	$16.3	$50.1	$55.9
Earned premiums	$6.6	$6.0	$26.0	$27.5

	As of December 31, 2023	As of September 30, 2023	As of December 31, 2022
Unearned premiums	$273.9	$262.3	$249.8
Deferred acquisition costs	$79.0	$75.4	$71.2

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

	Three Months Ended December 31,
Ark/WM Outrigger	2023				2022
	Ark	WM Outrigger Re	Elimination	Total	Ark
Insurance premiums:
Gross written premiums	$231.7	$1.6	$(1.6)	$231.7	$199.5
Net written premiums	$212.9	$1.6	$—	$214.5	$188.6
Net earned premiums	$333.5	$28.9	$—	$362.4	$285.6

Insurance expenses:
Loss and loss adjustment expenses	$138.0	$7.7	$—	$145.7	$80.2
Acquisition expenses	61.7	8.3	—	70.0	64.5
Other underwriting expenses (1)	35.1	—	—	35.1	24.8
Total insurance expenses	$234.8	$16.0	$—	$250.8	$169.5

Insurance ratios:
Loss and loss adjustment expense	41.4%	26.6%	—%	40.2%	28.1%
Acquisition expense	18.5	28.8	—	19.3	22.6
Other underwriting expense	10.5	—	—	9.7	8.7
Combined Ratio	70.4%	55.4%	—%	69.2%	59.4%
(1) Included within general and administrative expenses.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
($ in millions)
(Unaudited)

	Year Ended December 31,
Ark/WM Outrigger	2023				2022
	Ark	WM Outrigger Re	Elimination	Total	Ark
Insurance premiums:
Gross written premiums	$1,898.4	$110.0	$(110.0)	$1,898.4	$1,452.0
Net written premiums	$1,410.9	$110.0	$—	$1,520.9	$1,195.2
Net earned premiums	$1,305.4	$104.3	$—	$1,409.7	$1,043.4

Insurance expenses:
Loss and loss adjustment expenses	$711.2	$15.6	$—	$726.8	$536.4
Acquisition expenses	251.0	30.5	—	281.5	239.4
Other underwriting expenses (1)	113.6	—	—	113.6	78.7
Total insurance expenses	$1,075.8	$46.1	$—	$1,121.9	$854.5

Insurance ratios:
Loss and loss adjustment expense	54.5%	15.0%	—%	51.6%	51.4%
Acquisition expense	19.2	29.2	—	20.0	22.9
Other underwriting expense	8.7	—	—	8.0	7.5
Combined Ratio	82.4%	44.2%	—%	79.6%	81.8%

(1) Included within general and administrative expenses.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

Kudu	Three Months Ended December 31, 2022	Three Months Ended December 31, 2023	Year Ended December 31, 2022	Year Ended December 31, 2023
Net investment income (1)	$13.2	$27.0	$54.4	$71.0
Net realized and unrealized investment gains (losses)	18.3	60.7	64.1	106.1
Total revenues	31.5	87.7	118.5	177.1
General and administrative expenses	4.3	7.1	14.7	19.4
Interest expense	4.7	5.7	15.0	21.2
Total expenses	9.0	12.8	29.7	40.6
GAAP pre-tax income (loss)	22.5	74.9	88.8	136.5
Income tax (expense) benefit	(5.8)	(18.0)	(26.9)	(31.9)
GAAP net income (loss)	16.7	56.9	61.9	104.6

Add back:
Interest expense	4.7	5.7	15.0	21.2
Income tax expense (benefit)	5.8	18.0	26.9	31.9
General and administrative expenses – depreciation	.1	—	.1	.1
Amortization of other intangible assets	.1	.1	.3	.3
EBITDA	27.4	80.7	104.2	158.1

Exclude:
Net realized and unrealized investment (gains) losses	(18.3)	(60.7)	(64.1)	(106.1)
Non-cash equity-based compensation expense	.1	1.0	.2	1.0
Transaction expenses	.1	1.1	1.5	3.5
Adjusted EBITDA	$9.3	$22.1	$41.8	$56.5

Adjustment to annualize partial year revenues from participation contracts acquired				9.0
Adjustment to remove partial year revenues from participation contracts sold				.2
Annualized adjusted EBITDA				$65.7

GAAP net investment income (1)				$71.0
Adjustment to annualize partial year revenues from participation contracts acquired				9.0
Adjustment to remove partial year revenues from participation contracts sold				.2
Annualized revenue				$80.2

Net equity capital drawn				$374.3
Debt capital drawn				210.3
Total net capital drawn and invested (2)				$584.6

GAAP net investment income revenue yield				12.1%

Cash revenue yield				13.7%

(1) Net investment income includes revenues from participation contracts and income from short-term and other long-term investments.
(2) Total net capital drawn represents equity and debt capital drawn and invested less cumulative distributions.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA (CONTINUED)
(millions)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
Kudu (continued)	2023	2022	2023	2022
Beginning balance of Kudu’s participation contracts	$775.3	$813.2	$695.9	$669.5
Contributions to participation contracts	55.5	1.9	199.6	99.8
Proceeds from participation contracts sold	(.6)	(137.5)	(111.0)	(137.5)
Net realized and unrealized investment gains (losses) on participation contracts sold and pending sale (1)	16.1	12.5	14.3	53.2
Net unrealized investment gains (losses) on participation contracts - all other (2)	44.2	5.8	91.7	10.9
Ending balance of Kudu’s participation contracts (3)	$890.5	$695.9	$890.5	$695.9
(1) Includes realized and unrealized investment gains (losses) recognized from participation contracts beginning in the quarter a contract is classified as pending sale.
(2) Includes unrealized investment gains (losses) recognized from (i) ongoing participation contracts and (ii) participation contracts prior to classification as pending sale.
(3) As of December 31, 2023, Kudu’s other long-term investments also include $5.8 related to a private debt instrument.

Regulation G

This earnings release includes non-GAAP financial measures that have been reconciled from their most comparable GAAP financial measures.
•Adjusted book value per share is a non-GAAP financial measure which is derived by adjusting (i) the GAAP book value per share numerator and (ii) the common shares outstanding denominator, as described below.

The GAAP book value per share numerator is adjusted (i) to add back the unearned premium reserve, net of deferred acquisition costs, at HG Global and (ii) to include a discount for the time value of money arising from the modeled timing of cash payments of principal and interest on the BAM surplus notes.

The value of HG Global’s unearned premium reserve, net of deferred acquisition costs, was $195 million, $187 million, $179 million and $172 million as of December 31, 2023, September 30, 2023, December 31, 2022 and September 30, 2022, respectively.

Under GAAP, White Mountains is required to carry the BAM surplus notes, including accrued interest, at nominal value with no consideration for time value of money. Based on a debt service model that forecasts operating results for BAM through maturity of the surplus notes, the present value of the BAM surplus notes, including accrued interest and using an 8% discount rate, was estimated to be $91 million, $93 million, $98 million and $114 million less than the nominal GAAP carrying values as of December 31, 2023, September 30, 2023, December 31, 2022 and September 30, 2022, respectively.

White Mountains believes these adjustments are useful to management and investors in analyzing the intrinsic value of HG Global, including the value of the in-force business at HG Re, HG Global’s reinsurance subsidiary, and the value of the BAM surplus notes.

The denominator used in the calculation of adjusted book value per share equals the number of common shares outstanding adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. Restricted common shares are earned on a straight-line basis over their vesting periods. The reconciliation of GAAP book value per share to adjusted book value per share is included on page 7.

•Kudu’s EBITDA, adjusted EBITDA, annualized adjusted EBITDA, annualized revenue and cash revenue yield are non-GAAP financial measures.

EBITDA is a non-GAAP financial measure that excludes interest expense on debt, income tax (expense) benefit, depreciation and amortization of other intangible assets from GAAP net income (loss).
Adjusted EBITDA is a non-GAAP financial measure that excludes certain other items in GAAP net income (loss) in addition to those excluded from EBITDA. The adjustments relate to (i) net realized and unrealized investment gains (losses) on Kudu’s revenue and earnings participation contracts, (ii) non-cash equity-based compensation expense and (iii) transaction expenses. A description of each adjustment follows:
•Net realized and unrealized investment gains (losses) - Represents net unrealized investment gains and losses recorded on Kudu’s revenue and earnings participation contracts, which are recorded at fair value under GAAP, and realized investment gains and losses from participation contracts sold during the period.
•Non-cash equity-based compensation expense - Represents non-cash expenses related to Kudu’s management compensation that are settled with equity units in Kudu.
•Transaction expenses - Represents costs directly related to Kudu’s mergers and acquisitions activity, such as external lawyer, banker, consulting and placement agent fees, which are not capitalized and are expensed under GAAP.

Annualized adjusted EBITDA is a non-GAAP financial measure that (i) annualizes partial year revenues related to Kudu’s revenue and earnings participation contracts acquired during the previous 12-month period and (ii) removes partial year revenues related to revenue and earnings participation contracts sold during the previous 12-month period.

Annualized revenue is a non-GAAP financial measure that adds the adjustments for annualized adjusted EBITDA to GAAP net investment income.

Cash revenue yield is a non-GAAP financial measure that is derived using annualized revenue as a percentage of total net capital drawn and invested.

White Mountains believes that these non-GAAP financial measures are useful to management and investors in evaluating Kudu’s performance. White Mountains also believes that annualized adjusted EBITDA is useful to management and investors in understanding the full earnings profile of Kudu’s business as of the end of any 12-month period. See page 18 for the reconciliation of Kudu’s GAAP net income (loss) to EBITDA, adjusted EBITDA and annualized adjusted EBITDA, and the reconciliation of Kudu’s GAAP net investment income to annualized revenue.

•Total consolidated portfolio return excluding MediaAlpha and total equity portfolio return excluding MediaAlpha are non-GAAP financial measures that remove the net investment income and net realized and unrealized investment gains (losses) from White Mountains’s investment in MediaAlpha. White Mountains believes these measures to be useful to management and investors by showing the underlying performance of White Mountains’s investment portfolio and equity portfolio without regard to White Mountains’s investment in MediaAlpha. The following tables present reconciliations from GAAP to the reported percentages:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Total consolidated portfolio return	5.8%	2.1%	11.4%	(1.6)%
Remove MediaAlpha	(1.0)%	(0.4)%	—%	1.9%
Total consolidated portfolio return excluding MediaAlpha	4.8%	1.7%	11.4%	0.3%

	Three Months Ended December 31, 2023	Year Ended December 31, 2023
Total equity portfolio return	9.1%	18.5%
Remove MediaAlpha	(2.0)%	0.5%
Total equity portfolio return excluding MediaAlpha	7.1%	19.0%

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in book value per share, adjusted book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;
•projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses;
•expansion and growth of its business and operations; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022;
•claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, wildfires, tornadoes, tsunamis, severe winter weather, public health crises, terrorist attacks, war and war-like actions, explosions, infrastructure failures or cyber-attacks;
•recorded loss reserves subsequently proving to have been inadequate;
•the market value of White Mountains’s investment in MediaAlpha;
•the trends and uncertainties from the COVID-19 pandemic, including judicial interpretations on the extent of insurance coverage provided by insurers for COVID-19 pandemic related claims;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by rating agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease (including the COVID-19 pandemic) and corresponding mitigation efforts;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.